UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2015 (February 3, 2015)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 3, 2015, February 4, 2015, February 5, 2015 and February 9, 2015, while it was permissible under the applicable securities laws for executive officers of Harman International Industries, Incorporated (the “Company”) to purchase and sell securities of the Company, the following executive officers entered into binding Rule 10b5-1 trading plans (the “10b5-1 Plans”):

Name	Title

Dinesh C. Paliwal	Chairman, President and Chief Executive Officer

Sachin Lawande	Executive Vice President and President, Infotainment Division

Michael Mauser	Executive Vice President and President, Lifestyle Division

Herbert K. Parker	Executive Vice President, Operational Excellence

David Slump	Executive Vice President and President, Automotive Services

Todd A. Suko	Executive Vice President, General Counsel

Pursuant to the 10b5-1 Plans, up to 25% of vested shares of the Company’s common stock and/or vested options held by such individuals may be sold per quarter without further direction from the individual in accordance with the terms and conditions set forth in the applicable 10b5-1 Plan. Sales under the 10b5-1 Plans will take place on a quarterly basis for a period of 15 business days commencing on May 5, 2015, subject in all cases to minimum sale price thresholds. All sales must be completed by February 22, 2016. Each of the 10b5-1 Plans is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Transactions made pursuant to the 10b5-1 Plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of the Company’s officers or directors, nor to report modifications or terminations of such plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko Todd A. Suko
Executive Vice President and General Counsel

Date: February 9, 2015